EXHIBIT 21


                       SUBSIDIARIES OF NVIEW CORPORATION


                  Name                         Jurisdiction of Incorporation
                 ------                        -----------------------------
NVIEW International Corporation                           Virginia
NVIEW International Limited                               United Kingdom
NV Projection Products Corporation                        U.S. Virgin Islands


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